UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2008

KAL ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-97201	98-0360062
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

World Trade Center 14th Floor, Jl. Jenderal Sudirman Kav. 29-31 Jakarta, Indonesia	12920
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (62) 21 5211110

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act 17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 1, 2008, KAL Energy, Inc. (the “Company”) entered into an Amendment No. 1 to Royalty Agreement (the “Amendment”) with Concord International, Inc. (“Concord”) and Thatcher Mining Pte. Ltd. (“Thatcher”), which amends the Royalty Agreement by and between the Company, Concord, Thatcher, Essendon Capital Ltd. (“Essendon”) and Carlton Corp. (“Carlton”) (the “Royalty Agreement”). Pursuant to the terms and conditions of the Royalty Agreement, the Company agreed to make certain royalty payments to Concord, Carlton and Essendon in connection with the production of thermal coal by the Company pursuant to certain mining concessions held by the Company. Essendon and Carlton assigned the distribution of all royalties under the Royalty Agreement to Concord on January 11, 2007.

The Amendment amends Sections 2.1 and 2.2 of the Royalty Agreement to modify the Company’s royalty payment obligations to Concord as follows:

•	for all coal sales under $40.00 per metric ton, the Amendment reduces the royalty payment rate from $0.40 per metric ton, indexed annually with inflation, to $0.20 per metric ton fixed and flat;

•
for all coal sales over $40.00 per metric ton, the Amendment changes the royalty payment rate from $0.40 per metric ton, indexed annually with inflation, to the higher of $0.40 per metric ton or 0.65% of the price of coal per metric ton; and

•
the Company will make a one time payment to Concord of $15,000 at the time of the first sale of coal by the Company, Thatcher or their affiliates in exchange for Concord’s agreement to waive all royalty payments by the Company for the first three years thereafter.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The disclosure set forth below under Item 5.02 is hereby incorporated by reference into this Item 1.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2008, the Company entered into an Employment Agreement with Jorge Nigaglioni, the Company’s Chief Financial Officer (the “Nigaglioni Employment Agreement”), effective as of June 1, 2008. Under the terms of the Nigaglioni Employment Agreement, Mr. Nigaglioni is entitled to an annual base salary of $180,000. The Agreement also provides for equity incentive compensation to be awarded to Mr. Nigaglioni under the Company’s equity incentive plans, as determined from time to time by the Company’s Board of Directors, and entitles Mr. Nigaglioni to participate in any performance-based cash compensation plans that may be implemented by the Company’s Board of Directors. The Nigaglioni Employment Agreement further provides for severance compensation equal to six months of base salary upon Mr. Nigaglioni terminating his employment with the Company for Good Reason.

The foregoing description of the Nigaglioni Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Nigaglioni Employment Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

On October 1, 2008, the Company entered into an Employment Agreement with Andrew Caminschi, the Company’s Senior Vice President of Business Development (the “Caminschi Employment Agreement”), effective as of June 1, 2008. Under the terms of the Caminschi Employment Agreement, Mr. Caminschi is entitled to an annual base salary of $180,000. The Agreement also provides for equity incentive compensation to be awarded to Mr. Caminschi under the Company’s equity incentive plans, as determined from time to time by the Company’s Board of Directors, and entitles Mr. Caminschi to participate in any performance-based cash compensation plans that may be implemented by the Company’s Board of Directors. The Caminschi Employment Agreement further provides for severance compensation equal to six months of base salary upon Mr. Caminschi terminating his employment with the Company for Good Reason.

The foregoing description of the Caminschi Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Caminschi Employment Agreement, a copy of which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On October 6, 2008, the Company issued a press release announcing the Company’s entry into the Amendment No. 1 to the Royalty Agreement by and between KAL Energy, Inc., Concord International, Inc., and Thatcher Mining Pte. Ltd, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information set forth under this Item 7.01, including Exhibit 99.1 referenced herein, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Amendment No. 1 to Royalty Agreement, dated as of October 1, 2008, by and between KAL Energy, Inc., Concord International, Inc. and Thatcher Mining Pte. Ltd.
10.2	Employment Agreement, dated as of October 1, 2008, by and between KAL Energy, Inc. and Jorge Nigaglioni.†
10.3	Employment Agreement, dated as of October 1, 2008, by and between KAL Energy, Inc. and Andrew Caminschi.†
99.1	Press release of KAL Energy, Inc. issued October 6, 2008 announcing its entry into Amendment No. 1 to Royalty Agreement.

† Indicates management contract or compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAL ENERGY, INC.

October 6, 2008	By:	/s/ Jorge Nigaglioni
Jorge Nigaglioni
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amendment No. 1 to Royalty Agreement, dated as of October 1, 2008, by and between KAL Energy, Inc., Concord International, Inc. and Thatcher Mining Pte. Ltd.
10.2	Employment Agreement, dated as of October 1, 2008, by and between KAL Energy, Inc. and Jorge Nigaglioni.†
10.3	Employment Agreement, dated as of October 1, 2008, by and between KAL Energy, Inc. and Andrew Caminschi.†
99.1	Press release of KAL Energy, Inc. issued October 6, 2008 announcing its entry into Amendment No. 1 to Royalty Agreement.

† Indicates management contract or compensatory plan or arrangement